Exhibit 3.15

THIRD AMENDMENT TO

CERTIFICATE OF INCORPORATION

of

ENERGYSOLUTIONS, INC.

October 18, 2007

EnergySolutions, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies that:

A. The name of the Corporation is EnergySolutions, Inc.

B. The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on June 5, 2006, as amended on March 13, 2007 and April 12, 2007.

C. This Third Amendment to Certificate of Incorporation was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

D. Article FIRST of the Corporation’s Certificate of Incorporation is hereby deleted in its entirety and replaced with the following:

FIRST: The name of the corporation is EnergySolution Company, Inc. (the “Corporation”).

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IN WITNESS WHEREOF, the undersigned duly authorized officer of the Corporation has executed this Third Amendment to Certificate of Incorporation to be effective as of the date first above written.

ENERGYSOLUTIONS, INC.

By:	/s/ R Steve Creamer
Name:	R Steve Creamer
Title:	President and Chief Executive Officer

THIRD AMENDMENT TO CERTIFICATE OF INCORPORATION FOR

ENERGYSOLUTIONS, INC.

SECOND AMENDMENT TO

CERTIFICATE OF INCORPORATION

of

ENERGYSOLUTIONS GROUP, INC.

April 12, 2007

EnergySolutions Group, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies that:

A. The name of the Corporation is EnergySolutions Group, Inc.

B. The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on June 5, 2006, as amended on March 13, 2007.

C. This Second Amendment to Certificate of Incorporation was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

D. Article FIRST of the Corporation’s Certificate of Incorporation is hereby deleted in its entirety and replaced with the following:

FIRST: The name of the corporation is EnergySolutions, Inc. (the “Corporation”).

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IN WITNESS WHEREOF, the undersigned duly authorized officer of the Corporation has executed this Second Amendment to Certificate of Incorporation to be effective as of the date first above written.

ENERGYSOLUTIONS GROUP, INC.

By:	/s/ R Steve Creamer
Name:	R Steve Creamer
Title:	President and Chief Executive Officer

SECOND AMENDMENT TO CERTIFICATE OF INCORPORATION FOR

ENERGYSOLUTIONS GROUP, INC.

AMENDMENT TO

CERTIFICATE OF INCORPORATION

of

ENERGYSOLUTION COMPANY, INC.

March 13, 2007

EnergySolution Company, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies that:

A. The name of the Corporation is EnergySolution Company, Inc.

B. The Corporation’s original Certificate of Incorporation was filed . with the Secretary of State of the State of Delaware on June 5, 2006.

C. This Amendment to Certificate of Incorporation was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

D. Article FIRST of the Corporation’s Certificate of Incorporation is hereby deleted in its entirety and replaced with the following:

FIRST: The name of the corporation is EnergySolutions Group, Inc. (the “Corporation”).

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IN WITNESS WHEREOF, the undersigned duly authorized officer of the Corporation has executed this Amendment to Certificate of Incorporation to be effective as of the date first above written.

ENERGYSOLUTION COMPANY, INC.

By:	/s/ R Steve Creamer
Name:	R Steve Creamer
Title:	President and Chief Executive Officer

AMENDMENT TO CERTIFICATE OF INCORPORATION FOR

ENERGYSOLUTION COMPANY, INC.

CERTIFICATE OF INCORPORATION

of

ENERGYSOLUTION COMPANY, INC.

THE UNDERSIGNED, being a natural person for the purpose of organizing a corporation under the General Corporation Law of the State of Delaware, hereby certifies that:

FIRST: The name of the corporation is EnergySolution Company, Inc. (the “Corporation”).

SECOND: The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware. The name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as from time to time amended.

FOURTH: The total number of shares of capital stock that the Corporation shall have authority to issue is 100, par value $0.01 per share, designated Common Stock.

FIFTH: The name and mailing address of the incorporator of the Corporation are Justin K. Ferguson, c/o Weil, Gotshal & Manges LLP, 200 Crescent Court, Suite 300, Dallas, Texas 75201.

SIXTH: In furtherance and not in limitation, of the powers conferred by law, subject to any limitations contained elsewhere in this Certificate of Incorporation, bylaws of the Corporation may be adopted, amended or repealed by a majority of the board of directors of the Corporation, but any bylaws adopted by the board of directors may be amended or repealed by the stockholders entitled to vote thereon. Election of directors need not be by written ballot.

SEVENTH: In addition to the powers and authority herein before or by statute expressly conferred upon them, the board of directors is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the Delaware General Corporation Law, this Certificate of Incorporation, and the bylaws of the Corporation.

EIGHTH: (a) A director of the Corporation shall not be personally liable either to the Corporation or to any stockholder for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, or (ii) for acts or omissions that are not in good faith or that involve intentional misconduct or knowing violation of the law, or (iii) for any matter in respect of which such director shall be liable under Section 174 of Title 8 of the General Corporation Law of the State of Delaware or any amendment thereto or successor provision thereto, or (iv) for any transaction from which the director shall have derived an improper personal benefit. Neither amendment nor repeal of this paragraph (a) nor the adoption of any provision of the Certificate of Incorporation inconsistent with this paragraph (a) shall eliminate or reduce the effect of this paragraph (a) in respect of any matter occurring, or any cause of action, suit or claim that, but for this paragraph (a) of this Article Eighth, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

(b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to, or testifies in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permitted by law, and the Corporation may adopt bylaws or enter into agreements with any such person for the purpose of providing for such indemnification.

NINTH: The Corporation hereby elects in this, its original Certificate of Incorporation, not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

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IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Incorporation on this 5th day of June, 2006.

/s/ Justin K. Ferguson
Justin K. Ferguson
Incorporator

CERTIFICATE OF INCORPORATION FOR ENERGYSOLUTION COMPANY, INC.